Issuer Free Writing Prospectus

Dated September 29, 2014

(Relating to Preliminary Prospectus Filed September 29, 2014)

Filed Pursuant to Rule 433

Registration Statement No. 333-198641

Subject: Dave & Buster’s is Going Public. You’re Invited.

To Team Members,

Dave & Buster’s is going public. Our mission is to be the best and most fun place in the world for you, your friends and your family to Eat, Drink, Play and Watch.

We realize that you — our Team Members — have played a major part in our past success, and now we would like to give you the opportunity to own a part of our future.

It is in this spirit that we are providing you access to our IPO stock at the same price, and at the same time, as Wall Street. At our request, the underwriters have reserved 2.5% of the common stock to be sold by Dave & Buster’s in the IPO, to be offered through LOYAL3, at the initial public offering price. As an additional benefit, you will have the opportunity to reserve IPO stock 4 hours in advance, starting now, in order to ensure as many shares as possible are available to employees at the offering price.

The LOYAL3 Social IPO Platform™ is designed to democratize IPO participation, making it easy for large numbers of people to purchase shares in our IPO at the same price, and at the same time, as institutions and other large investors. There are limited shares available through the LOYAL3 Platform. LOYAL3 Platform participation is on a first-come, first-served basis.

Individuals can elect to purchase shares in our IPO through LOYAL3 in amounts ranging from $100-$2,500, with no transaction fees. Should you choose to forward this email, you must do so without changes, in precisely this form (only by email, so hyperlink to the prospectus is active, and only to US residents).

For more information, or to view a preliminary prospectus and to enroll, click: Dave & Buster’s IPO through the LOYAL3 Platform.

One of our core values has always been that “everybody is somebody,” that each person matters. If it were not for you, our Team Members — we would not be the success we are today, and not a day goes by when we don’t appreciate that.

Thank you,

Steve King

CEO

Dave & Buster’s

Questions and want to speak to someone from Loyal3?

Email: support@loyal3.com

Phone: 855-256-9253

Web: www.loyal3.com

Dave & Buster’s Entertainment, Inc. (the “Company”) has filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, a copy of the preliminary prospectus may be obtained by visiting ipo.loyal3.com/daveandbusters or by requesting a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or emailing support@loyal3.com. U.S. residents only.

LOYAL3 Securities, Inc., a US-registered broker-dealer, is acting as a co-manager in the Dave & Buster’s IPO.

Issuer Free Writing Prospectus

Dated September 29, 2014

(Relating to Preliminary Prospectus Filed September 29, 2014)

Filed Pursuant to Rule 433

Registration Statement No. 333-198641

Subject: Dave & Buster’s is Going Public. You’re Invited.

To Rewards Members,

Dave & Buster’s is going public. Our mission is to be the best and most fun place in the world for you, your friends and your family to Eat, Drink, Play and Watch.

We realize that you — our Rewards Members — have played a major part in our past success, and now we would like to give you the opportunity to own a part of our future.

It is in this spirit that we are providing you access to our IPO stock at the same price, and at the same time, as Wall Street. At our request, the underwriters have reserved 2.5% of the common stock to be sold by Dave & Buster’s in the IPO, to be offered through LOYAL3, at the initial public offering price.

The LOYAL3 Social IPO Platform™ is designed to democratize IPO participation, making it easy for large numbers of people to purchase shares in our IPO at the same price, and at the same time, as institutions and other large investors. There are limited shares available through the LOYAL3 Platform. LOYAL3 Platform participation is on a first-come, first-served basis.

Individuals can elect to purchase shares in our IPO through LOYAL3 in amounts ranging from $100-$2,500, with no transaction fees. Should you choose to forward this email, you must do so without changes, in precisely this form (only by email, so hyperlink to the prospectus is active, and only to US residents).

For more information, or to view a preliminary prospectus and to enroll, click: Dave & Buster’s IPO through the LOYAL3 Platform.

One of our core values has always been that “everybody is somebody,” that each person matters. If it were not for you, our Rewards Members — we would not be the success we are today, and not a day goes by when we don’t appreciate that.

Thank you,

Steve King

CEO

Dave & Buster’s

Questions and want to speak to someone from Loyal3?

Email: support@loyal3.com

Phone: 855-256-9253

Web: www.loyal3.com

Dave & Buster’s Entertainment, Inc. (the “Company”) has filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, a copy of the preliminary prospectus may be obtained by visiting ipo.loyal3.com/daveandbusters or by requesting a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or emailing support@loyal3.com. U.S. residents only.

LOYAL3 Securities, Inc., a US-registered broker-dealer, is acting as a co-manager in the Dave & Buster’s IPO.

Issuer Free Writing Prospectus

Dated September 29, 2014

(Relating to Preliminary Prospectus Filed September 29, 2014)

Filed Pursuant to Rule 433

Registration Statement No. 333-198641

Dave & Buster’s CEO Video Transcript

(Background: the inside of a Dave & Buster’s store)

Hi, I’m Steve King, Dave & Buster’s CEO, and I am excited to share some big news: Dave & Buster’s is going public.

We believe we’ve created the best place in the world to Eat, Drink, Play and Watch.

And we realize that it’s our Team Members, Customers and Fans, who have made that success possible.

So now, in appreciation, we’d like to give you the opportunity to own a part of our future.

We’ve partnered with LOYAL3 to share our IPO with you, at the same price, and at the same time, as Wall Street.

One of our core values has always been that everybody is somebody – that each and every person matters.

With most IPOs, friends and family are limited to a small and select group of people, but at Dave & Buster’s, you’re all our friends and all our family.

So I invite you to be a part of our next chapter of history at Dave & Buster’s.

ipo.loyal3.com/daveandbusters

Dave & Buster’s Entertainment, Inc. (the “Company”) has filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, a copy of the preliminary prospectus may be obtained by visiting ipo.loyal3.com/daveandbusters or by requesting a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or emailing support@loyal3.com. U.S. residents only.

LOYAL3 Securities, Inc., a US-registered broker-dealer, is acting as a co-manager in the Dave & Buster’s IPO.

Issuer Free Writing Prospectus

Dated September 29, 2014

(Relating to Preliminary Prospectus Filed September 29, 2014)

Filed Pursuant to Rule 433

Registration Statement No. 333-198641

Dave & Buster’s IPO Video Transcript

[Brief Opening Montage ending on Dave & Buster’s logo]

Ralph Norwood/General Manager - If you want fun you have got to go to Dave & Buster’s.

Ralph Norwood - We deliver an experience that is so fun.

Sean McCullough/Regional Operations Director - There’s no place that you can go to have food, drink, sports, and fun, under one roof that caters to such a wide broad demographic. When people think about fun we want them to think about Dave & Buster’s.

GRAPHIC (denotes section) – Play

James Glenn/General Manager - What sets Dave & Buster’s apart from other casual dining experiences is definitely the games.

Cheryl Armstrong/General Manager - I love to see the guest’s face when they walk into the midway and they see the games. They’re like whoa, there’s so many games and all the lights and activity and the buzz.

Sean Gleason/Chief Marketing Officer - We’re constantly on the look out for new games. We want to be the first in the industry to introduce the hottest newest games.

Sean Gleason - Our goal is to offer games that you could never play at home or on your phone. These games are different in size, they have motion, and of course no one has ever won prizes playing video games on their couch.

Customer (Woman 1) – What makes Dave & Buster’s so fun is being able to play games and pretend like you’re a kid again, you can come and just enjoy it with your friends.

Customer (Woman 2) – With other restaurants you’re just going there to eat and leave, where here you can eat, you can play video games, watch a game.

GRAPHIC (denotes section)– Watch

Sean Gleason - We’re constantly giving our guests another reason to come visit, or a new occasion like D&B sports.

Cheryl Armstrong - Dave & Buster’s is the place to come for ultimate sports viewing. Where else can you have three big screens watching your game in our sports lounge?

Employee - It’s very open. We have TVs everywhere. The atmosphere is different. It’s like you’re at the stadium.

Customer (Man 1) - Anywhere you look you’re going to see a TV and you can also play video games and have a couple drinks while you’re at it.

Sean McCullough - You can come in and have a fantastic sports viewing experience. You can watch your favorite teams. That’s what makes Dave & Buster’s different.

GRAPHIC (denotes section)– Eat

James Glenn - Dave & Buster’s is fun because it’s got amazing food.

Sam Nwachukwu/AVP Food & Beverage - One of the things that you hear from our guests when they walk in and try our food, they will say “Wow I didn’t know you guys had such great food.”

Customer (Woman 3) – The food is great. It’s better than a lot of the restaurants out there that don’t have all of the entertainment value.

Cheryl Armstrong - There are always exciting new food items like the Maker’s Mark grill items or the chicken and artichoke pasta we introduced for the summer.

Sam Nwachukwu - Those are items that I think sets us apart from the other restaurants and it makes a huge difference for us in the industry.

GRAPHIC (denotes section)– Drink

Cheryl Armstrong – We’re constantly innovating not only in our games but also in our food and drinks. We have drinks like adult snow cones, coronaritas, and berry block cocktails that you just don’t see everywhere.

Customer (Woman 4) – I really like that about Dave & Buster’s. They always have new, just different drinks, a big variety.

Customer (Man 2)– It’s always happening, there’s always an energy, there’s always adventure and you just have a lot of fun here.

GRAPHIC (denotes section) – ‘Eat, Drink, Play Watch’

Sean McCullough - We have a constant stream of new news. New games, new food, new drinks. There’s always gonna be something new here at Dave & Buster’s that wasn’t here on your last visit.

Sean Gleason - We’ve accelerated our expansion. We will open about 7 to 8 stores this year, and in the future we’re looking at unit growth of about 10%.

Sean Gleason - So if someone wants to have fun or a great night out, they’ve got to go to Dave & Buster’s. It’s really the only place to eat, drink, play and watch sports.

Customer Group Shot – We love Dave & Buster’s!

[Brief Closing Montage ending on Dave & Buster’s logo and legends]

ipo.loyal3.com/daveandbusters

Dave & Buster’s Entertainment, Inc. (the “Company”) has filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, a copy of the preliminary prospectus may be obtained by visiting ipo.loyal3.com/daveandbusters or by requesting a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or emailing support@loyal3.com. U.S. residents only.

LOYAL3 Securities, Inc., a US-registered broker-dealer, is acting as a co-manager in the Dave & Buster’s IPO.

Issuer Free Writing Prospectus

Dated September 29, 2014

(Relating to Preliminary Prospectus Filed September 29, 2014)

Filed Pursuant to Rule 433

Registration Statement No. 333-198641

[Email from Company on Day 4]

Subject: Dave & Buster’s is Going Public. You’re Invited.

[Dave & Buster’s logo] Dave & Buster’s

To Our Friends:

You’re invited to reserve our IPO stock at the same price as Wall Street.

For more information, or to view a preliminary prospectus and to enroll, click: Dave & Buster’s IPO through the LOYAL3 Platform.

Sincerely,

Dave & Buster’s

[Facebook logo][Twitter logo][Pinterest logo][LinkedIn logo]

[GRAPHIC:

(Dave & Buster’s logo with background of various colored circles)

You’ve played a part in our success.

Now you can own a part of our future.

YOU’RE INVITED TO BUY SHARES IN OUR IPO.

Learn more at ipo.loyal3.com/daveandbusters

Limited shares available

LOYAL3®

Investing for All

Dave & Buster’s Entertainment, Inc. (the “Company”) has filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, a copy of the preliminary prospectus may be obtained by visiting ipo.loyal3.com/daveandbusters or by requesting a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or emailing support@loyal3.com. U.S. residents only.

LOYAL3 Securities, Inc., a US-registered broker-dealer, is acting as a co-manager in the Dave & Buster’s IPO.

Issuer Free Writing Prospectus

Dated September 29, 2014

(Relating to Preliminary Prospectus Filed September 29, 2014)

Filed Pursuant to Rule 433

Registration Statement No. 333-198641

[Email from Company on Day 7]

Subject: Enrollment in the Dave & Buster’s IPO Closes Soon

[Dave & Buster’s logo] Dave & Buster’s

To Our Friends:

You’re invited to reserve our IPO stock at the same price as Wall Street.

For more information, or to view a preliminary prospectus and to enroll, click: Dave & Buster’s IPO through the LOYAL3 Platform.

Sincerely,

Dave & Buster’s

[Facebook logo][Twitter logo][Pinterest logo][LinkedIn logo]

[GRAPHIC:

(Dave & Buster’s logo with background of various colored circles)

You’ve played a part in our success.

Now you can own a part of our future.

YOU’RE INVITED TO BUY SHARES IN OUR IPO.

Learn more at ipo.loyal3.com/daveandbusters

Limited shares available

LOYAL3®

Investing for All

Dave & Buster’s Entertainment, Inc. (the “Company”) has filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, a copy of the preliminary prospectus may be obtained by visiting ipo.loyal3.com/daveandbusters or by requesting a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or emailing support@loyal3.com. U.S. residents only.

LOYAL3 Securities, Inc., a US-registered broker-dealer, is acting as a co-manager in the Dave & Buster’s IPO.